UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”) and related Series H common stock purchase warrants (the “Series H Warrants”).

On February 2, 2017, the 2016 Note Buyers voluntarily agreed to remove restrictions on the Company’s use of an aggregate of approximately $0.5 million in cash previously funded to the Company and authorized the release of those funds from the restricted accounts of the Company for each 2016 Note Buyer in accordance with that certain Master Control Account Agreement previously entered into by and among the Company, UBS Financial Services Inc. and the collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: February 2, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer